EXHIBIT 23.1

                       Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement No. 333-60330 on Form S-8 pertaining to the M.D.C. Holdings, Inc. 401(k) Savings Plan of our report dated April 3, 2001, with respect to the financial statements and supplemental schedule of the M.D.C. Holdings, Inc. 401(k) Savings Plan included in this Annual Report on Form 11-K for the year ended December 31, 2000.

                                                    /s/Ernst & Young LLP
                                                    -------------------------
                                                    Ernst & Young LLP

Denver, Colorado
June 19, 2001